EXHIBIT 10.36

FuelCell Energy, Inc. Amended & Restated Section 423 Employee Stock Purchase PlanA
1.    Purpose
The FuelCell Energy, Inc. Amended and Restated Section 423 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby employees of FuelCell Energy, Inc. (the “Company”) and participating subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s $.0001 par value common stock (the “Common Stock”). It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.
2.    Eligible Employees

(a)
All full-time employees of the Company or any of its participating subsidiaries (scheduled to work more than 1,000 hours per year) shall be eligible to receive options under this Plan to purchase the Company’s Common Stock. Persons who become eligible employees after any date on which options are granted under the Plan shall be granted options on the first day of the next succeeding Offering Period on which options are granted to eligible employees under the Plan. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

(b)
For the purpose of this Plan, the term employee shall not include an employee whose customary employment is for not more than twenty (20) hours per week or is for not more than five (5) months in any calendar year.

3.    Stock Subject to the Plan
The stock subject to the options granted hereunder shall be shares of the Company’s authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 241,667*, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like. If the number of shares of Common Stock reserved and available for any Offering Period (as defined hereto) is insufficient to satisfy all purchase requirements for that Offering Period, the reserved and available shares for that Offering Period shall be apportioned among participating employees in proportion to their options. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.
4.    Offering Periods and Stock Options

(a)
Six month periods during which payroll deductions will be accumulated under the Plan (“Offering Periods”) will commence on May 1 and November 1 of each year and end on the October 31 or April 30 next following the commencement date. Each Offering Period includes only regular paydays falling within it.

(b)
On the first business day of each Offering Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Offering Period at the Option Exercise Price, as provided in this paragraph (b), that number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on the last day of the Offering Period (including any amount carried forward pursuant to Article 8 hereof) will pay for at the Option Exercise Price; provided that such employee remains eligible to participate in the Plan throughout such Offering Period. The Option Exercise Price for each Offering Period shall be the lesser of (i) eighty-five percent (85%) of the Average Market Price of the Common Stock on the first business day of the Offering Period, or (ii) eighty-five percent (85%) of the Average Market Price of the Common Stock on the last business day of the Offering Period, in either case rounded up to avoid impermissible trading fractions. In the event of an increase or decrease in the number of outstanding shares of Common

* Number adjusted on December 3, 2015 as a result of a 1-for-12 reverse stock split.

Stock through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Exercise Price per share provided for under the Plan, either by a proportionate increase in the number of shares and proportionate decrease in the Option Exercise Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Exercise Price per share, as may be required to enable an eligible employee who is then a participant in the Plan to acquire on the last day of the Offering Period that number of full shares of Common Stock as his accumulated payroll deductions on such date will pay for at the Option Exercise Price, as so adjusted.

(c)
For purposes of this Plan, the term “Average Market Price” on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the National Market List of the National Association of Securities Dealers Automated Quotation (“Nasdaq”) system, if the Common Stock is not then traded on a national securities exchange; or (iii) if the Common Stock is traded in the over-the-counter securities market, but not on the National Market List of Nasdaq or on a national securities exchange, the average of the closing bid and asked prices last quoted (on that date) for the Common Stock by an established quotation service for over-the-counter securities.

(d)
For purposes of this Plan the term “business day” as used herein means a day on which there is trading on the national securities exchange on which the Common Stock is listed or on Nasdaq, whichever is applicable pursuant to the preceding paragraph.

(e)
No employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or participating subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with and shall be construed in accordance with Section 423(b)(8) of the Code. If the participant’s accumulated payroll deductions on the last day of the Offering Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

5.    Exercise of Option
Each eligible employee who continues to be a participant in the Plan on the last day of an Offering Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date, plus any amount carried forward pursuant to Article 8 hereof, will pay for at the Option Exercise Price, but in no event may an employee purchase shares of Common Stock in excess of 250* shares of Common Stock on the last day of the Offering Period commencing on May 1 and ending on October 31 and 500* shares of Common Stock (less the number of shares purchased during the Offering Period ending on the immediately preceding October 31) on the last day of the Offering Period commencing on November 1 and ending on April 30. If a participant is not an employee on the last day of an Offering Period and throughout an Offering Period, he or she shall not be entitled to exercise his or her option. All options issued under the Plan shall, unless exercised as set forth herein, expire at the end of the Offering Period during which such options were issued.
6.    Authorization for Entering Plan

(a)	An eligible employee may enter the Plan by enrolling on-line with the Company’s designated Plan Administrator (the “Plan Administrator”):

(i)	stating the amount to be deducted regularly from his or her pay;

(ii)	authorizing the purchase of stock for him or her in each Offering Period in accordance with the terms of the Plan; and
Such Authorization must be received by the Plan Administrator at least ten (10) business days before the first day of the next succeeding Offering Period and shall take effect only if the employee is an eligible employee on the first business day of such Offering Period.

(b)
The Company will accumulate and hold for the employee’s account the amounts deducted from his or her pay. No interest will be paid thereon. Participating employees may not make any separate cash payments into their account.

(c)
Unless an employee files a new Authorization or withdraws from the Plan, his or her deductions and purchases under the Authorization he or she has on file under the Plan will continue as long as the Plan remains in effect. An employee may increase or decrease the amount of his or her payroll deductions as of the first day of the next succeeding Offering Period except as provided in Section 9 below by changing his authorized deduction on-line with the Plan Administrator. Such new Authorization

* Number adjusted on December 3, 2015 as a result of a 1-for-12 reverse stock split.

must be received by the Plan Administrator at least ten (10) business days before the first day of such next succeeding Offering Period.

7.    Maximum Amount of Payroll Deductions
An employee may authorize payroll deductions in any even dollar amount up to but not more than fifteen percent (15%) of his or her base pay; provided, however, that the minimum deduction in respect of any payroll period shall be five dollars ($5); and provided further that the maximum percentage shall be reduced to meet the requirements of Section 4(e) hereof. Base pay means regular straight-time earnings and, if applicable, commissions, but excluding payments for overtime, bonuses, and other special payments.
8.    Unused Payroll Deductions
Only full shares of Common Stock may be purchased. Any balance remaining in an employee’s account after a purchase and at the end of an Offering Period will be reported to the employee. The employee may elect to carry forward to the next Offering Period such balance or receive a refund of such excess in a single cash payment without interest. An employee’s election to receive a refund will not have any affect on the employee’s participation in the Plan and will not be governed by the provisions of Section 10.
9.    Change in Payroll Deductions
Deductions may be increased or decreased no more than one time each during an Offering Period subject to the limitations set forth in Section 7 hereof.
An employee who decreases his payroll deductions to zero may still remain a participant during the Offering Period so long as the employee does not make a withdrawal pursuant to Section 10(a) hereof.
10.    Withdrawal from the Plan

(a)
An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his or her account under the Plan at any time prior to the last day of an Offering Period by withdrawing on-line through the Plan Administrator in which event the Company will promptly refund without interest the entire balance of such employee’s deductions not theretofore used to purchase Common Stock under the Plan.

(b)
If employee withdraws from the Plan, the employee’s rights under the Plan will be terminated and no further payroll deductions will be made. To reenter, such an employee must file a new Authorization within a reasonable period of time, as designated by the Plan Administrator, prior to the last day of a particular Pay Period. Such Authorization will become effective at the beginning of the next Offering Period provided that he or she is an eligible employee on the first business day of the Offering Period.

11.    Issuance of Stock
Shares of Common Stock issued to participants will be delivered as soon as practicable after each Offering Period. Common Stock purchased under the Plan will be issued only in the name of the employee, or, if the employee’s Authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.
12.    No Transfer or Assignment of Employee’s Rights
Neither payroll deductions credited to an employee’s account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 10. Any option granted to an employee may be exercised only by him or her, except as provided in Article 13 in the event of an employee’s death.
13.    Termination of Employee’s Rights

(a)	Except as set forth in the last paragraph of this Article 13, an employee’s rights under the Plan will terminate when he or she ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, failure to remain in the customary employ of the Company for greater than twenty (20) hours per week, cessation of his or her subsidiary to be a subsidiary or a participating subsidiary, or for any other reason. A Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded.

(b)	If an employee’s payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him or her on the day the interruption occurs.

(c)
Upon termination of the participating employee’s employment because of death, the employee’s beneficiary (as defined in Article 14) shall have the right to elect, by written notice given to the Treasurer of the Company prior to the expiration of the thirty (30) day period commencing with the date of the death of the employee, either (i) to withdraw, without interest, all of the payroll deductions credited to the employee’s account under the Plan, or (ii) to exercise the employee’s option for the purchase of shares of Common Stock on the last day of the related Offering Period for the purchase of that number of full shares of Common Stock reserved for the purpose of the Plan which the accumulated payroll deductions in the employee’s account at the date of the employee’s death will purchase at the applicable Option Exercise Price (subject to the maximum number set forth in Article 5), and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the Treasurer of the Company, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the employee’s account at the date of the employee’s death and the same will be paid promptly to said beneficiary, without interest.

14.    Designation of Beneficiary
A participating employee may file a written designation of a beneficiary who is to receive any Common Stock and/or cash in case of his or her death. Such designation of beneficiary may be changed by the employee at any time by written notice. Upon the death of a participating employee and upon receipt by the Company of proof of the identity and existence at the employee’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participating employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such employee’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the employee, or if, to the knowledge of the Company, no such executor or administrator has been appointed, the Company, in the discretion of the Committee, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the employee as the Committee may designate. No beneficiary shall, prior to the death of the employee by whom he or she has been designated, acquire any interest in the Common Stock or cash credited to the employee under the Plan.
15.    Termination and Amendments to Plan

(a)
The Plan may be terminated at any time by the Committee, but such termination shall not affect options then outstanding under the Plan. Notwithstanding the foregoing, it will terminate when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be carried forward into the employee’s payroll deduction account under a successor plan, if any, or promptly refunded without interest.

(b)
The Board of Directors reserves the right to amend the Plan from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would (a) except as provided in Articles 3, 4, 23 and 24, increase the aggregate number of shares of Common Stock to be offered under the Plan, (b) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code, or (c) cause Rule 16b-3 under the Securities Exchange Act of 1934, or a successor rule, to become inapplicable to the Plan.

16.    Limitations of Sale of Stock Purchased Under the Plan
The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. Employees, therefore, may sell Common Stock purchased under the Plan at any time, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Article 26 hereof to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.
17.    Company’s Payment of Expenses Related to Plan
The Company will bear all costs of administering and carrying out the Plan.

18.    Participating Subsidiaries
The term “participating subsidiaries” shall mean any subsidiary of the Company which is designated by the Committee (as defined in Article 19) to participate in the Plan. The Committee shall have the power to make such designation before or after the Plan is approved by the shareholders.
19.    Administration of the Plan

(a)
The Plan shall be administered by a committee (the “Committee”) which shall be the Compensation Committee of the Board of Directors or another committee appointed by the Board of Directors. The Committee shall consist of not less than two members of the Company’s Board of Directors, all of whom shall qualify as non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee. In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word “Committee” wherever used herein shall be deemed to mean the Board of Directors.

(b)
The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

(c)
The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. With respect to persons subject to Section 16 of the Securities and Exchange Act of 1934, as amended, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under said Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by that Committee.

(d)
Promptly after the end of each Offering Period, the Committee shall prepare and distribute to each participating employee in the Plan a report containing the amount of the participating employee’s accumulated payroll deductions as of the last day of the Offering Period, the Option Exercise Price for such Offering Period, the number of shares of Common Stock purchased by the participating employee with the participating employee’s accumulated payroll deductions, and the amount of any unused payroll deductions either to be carried forward to the next Offering Period, or returned to the participating employee without interest.

(e)
No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company shall indemnify each member of the Board of Directors and the Committee to the fullest extent permitted by law with respect to any claim, loss, damage or expense (including counsel fees) arising in connection with their responsibilities under this Plan.

20.    Optionees Not Shareholders
Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the Company with respect to the shares covered by such option until such shares have been purchased by and issued to him or her.
21.    Application of Funds
The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any corporate purposes, and the Company shall not be obligated to segregate participating employees’ payroll deductions.
22.    Governmental Regulation

(a)
The Company’s obligation to sell and deliver shares of the Company’s Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

(b)
In this regard, the Board of Directors may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.

23.    Effect of Changes of Common Stock
If the Company should subdivide or reclassify the Common Stock which has been or may be optioned under the Plan, or should declare thereon any dividend payable in shares of such Common Stock, or should take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.
24.    Merger or Consolidation
If the Company should at any time merge into or consolidate with another corporation, the Board of Directors may, at its election, either (i) terminate the Plan and refund without interest the entire balance of each participating employee’s payroll deductions, or (ii) entitle each participating employee to receive on the last day of the Offering Period upon the exercise of outstanding options for each share of Common Stock as to which such options shall be exercised the securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Board of Directors shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of this Article 25 shall thereafter be applicable, as nearly as reasonably possible. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.
25.    Notice to Company of Disqualifying Disposition
By electing to participate in the Plan, each participant agrees to promptly give to the Company notice in writing of any Common Stock disposed of within two years after the first day of the Offering Period on which the related option was granted showing the number of such shares disposed of. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as “disqualifying dispositions” under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.
26.    Withholding of Additional Federal Income Tax
By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant’s compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant’s compensation, when amounts are added to the participant’s account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under the Plan will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant’s accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.
27.    Approval
This Plan was originally adopted by the Board of Directors on December 7, 1992; was approved by the shareholders of the Company on April 30, 1993 and amended by the shareholders of the company on April 2, 2015.